Exhibit 10.1

AMENDMENT TO PURCHASE AGREEMENT

This Amendment (the “Amendment”) to the Purchase Agreement dated as of July 24, 2025, (the “Purchase Agreement”) is made and entered into as of March 10, 2026 by and among Callan JMB Inc., (the “Company”) and the investor signatory to the Purchase Agreement (the “Investor”). The Company and the Investor are herein collectively referred to as the “Parties” with each individually being a “Party”.

WITNESSETH:

WHEREAS, the Parties entered into the Purchase Agreement; and

WHEREAS, the Parties desire to modify certain terms of the Purchase Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendments.

a.	Section 1(p) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means April 1, 2027.

b.	Section 1(x) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Regular Purchase Measurement Period” means the period starting on the day that the Investor receives the Purchase Notice and ending on the Trading Day upon which the aggregate dollar volume of the Common Stock traded on the Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a five (5) Trading Day minimum; provided that the calculation of the dollar volume of the Common Stock traded on the Principal Market for purposes of this definition will begin on the Trading Day immediately after the day that the Investor receives the Pre-Settlement Regular Purchase Shares; provided, however, that each day on which (i) Investor has requested Purchase Shares which cannot be delivered to Investor or (ii) Purchase Shares are not free trading for any reason, shall be excluded from such calculation.”

c.	Section 1(aa) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Regular Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, 95% (or, if the Common Stock are suspended from trading or delisted from the Principal Market at any time after the Commencement Date, 75%) (the “RPP Percentage”) of the lowest daily trading price of the Common Stock during a Regular Purchase Measurement Period (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction that occurs on or after the date of this Agreement)”.

d.	Section 1(p) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Transaction Documents” means, collectively, this Agreement, as amended by that certain Amendment to Purchase Agreement, dated as of March 10, 2026, and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto and each of the other agreements, documents, certificates, and instruments entered into or furnished by the parties hereto in connection with the transaction contemplated hereby and thereby.

e.	The definition of “Exempt Issuance” in Section 5(l) is hereby amended and restated in its entirety as follows:

“ “Exempt Issuance” means the issuance of (a) Common Stock, options, restricted stock units or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) any Securities issued to the Investor pursuant to this Agreement, (c) Common Stock, Common Stock Equivalents or other securities issued to the Investor pursuant to any other existing or future contract, agreement or arrangement between the Company and the Investor, (d) Common Stock, Common Stock Equivalents or other securities upon the exercise, exchange or conversion of any Common Stock, Common Stock Equivalents or other securities held by the Investor at any time, (e) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date hereof, provided that such securities or Common Stock Equivalents referred to in this clause (e) have not been amended since the date hereof to increase the number of such securities or Common Stock underlying such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (f) Common Stock Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive shares of Common Stock at a conversion price, exercise price, exchange rate or other price (which may be below the then current market price of the Common Stock) that is fixed at the time of initial issuance of such Common Stock Equivalents (subject only to standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), which fixed conversion price, exercise price, exchange rate or other price shall not at any time after the initial issuance of such Common Stock Equivalent be based upon or varying with the trading prices of or quotations for the Common Stock or subject to being reset at some future date, (g) any Common Stock or Convertible Securities by reason of a dividend, stock split, split-up or other distribution on Common Stock, (h) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section 5(m), further provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (i) up to $5,000,000 in Common Stock pursuant to an “at-the-market offering” agreement with Alexander Capital L.P.”

f.	Section 5(o) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Leak Out. Investor will be limited to total monthly sales of Common Stock equal to the greater of: (a) $25,000 per Trading Day each month, and (b) an amount equal to 20.0% of the daily trading volume of the Common Stock as reported by Bloomberg, LP on such Trading Day. “

2. Reference to and Effect on the Agreement. Except as specifically modified or amended by the terms of this Amendment, the Purchase Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Purchase Agreement to itself shall be deemed references to the Purchase Agreement as amended hereby.

3. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

4. Governing Law. This Amendment shall be governed by the laws of New York in the same manner as set forth in Section 12(a) of the Purchase Agreement.

5. Successors and Assigns. This Amendment shall be binding upon the parties and their respective successors and assigns.

6. Headings. Headings in this Amendment are included for convenience of reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

CALLAN JMB.

By:	/s/ Wayne Williams
Name:	Wayne Williams
Title:	Chief Executive Officer

HEXSTONE CAPITAL, LLC

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Manager